Exhibit 10.2



                                   EXHIBIT A

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RIGHTS OF CLASS C CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                                       of

                        DEFENSE TECHNOLOGY SYSTEMS, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     Defense Technology Systems, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provision of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Class C Convertible Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Class C Convertible Preferred Stock (the "Class C Preferred Stock") and the number of shares constituting such series shall be 600,000 and the stated value of the Class C Preferred Stock shall be $1.50 per share.

     Section 2. Voting. The Class C Preferred Stock shall have the following voting rights:

          (A) The Corporation shall not, without the affirmative consent of the holders of seventy-five percent of the Class C Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Class C Preferred Stock in any manner.

          (B) Except as provided in Section 2(C) below, the holders of the Class C Preferred Stock shall not have any right to vote their Class C Preferred Stock.

          (C) Notwithstanding the provision of paragraph (B) above, on all matters coming before the holders of preferred stock of the Corporation, as a class, or coming before the holders of Class C Preferred Stock of the Corporation, as a class, the holders of the Class C Preferred Stock shall have the right to vote their Class C Preferred Stock with each such share of stock being entitled to one (1) vote on any and all such matters.



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



     Section 3. Dividends.

          (A) In each year the holders of the Class C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, semi-annual dividends payable in cash on July 1 and January 1 in each year (each such date being referred to herein as "a Dividend Payment Date"), commencing January 1, 2006, in an amount equal to $.015 per share (that is, $.03 per share on an annual basis).

          (B) In the case of the original issuance of shares of Class C Preferred Stock, dividends shall begin to accrue and be cumulative from July 1, 2005. In the case of shares of Class C Preferred Stock issued after July 1, 2005 but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such Class C Preferred shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Class C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

          (C) Whenever dividends payable on the Class C Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Class C Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation; or (ii) purchase or otherwise acquire for consideration any share of the Class C Preferred Stock, unless required or as provided in
     Section 4.




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



     Section 4. Redemption by Corporation. The Corporation may redeem shares of its Class C Preferred Stock pursuant to the following provisions:

          (A) The Corporation may, at any time and from time to time, on or after March 1, 2008, redeem all or a portion of the then outstanding shares of Class C Preferred Stock at the started value thereof (namely $1.50 per share) plus accrued and unpaid dividends thereon (cumulatively the "Redemption Amount") by either (i) a check equal to the Redemption Amount or (ii) such number of share of common stock of the Corporation as determined by dividing the "market value" as calculated pursuant to Section 8 hereof of such common stock as of the date set by the Corporation for such redemption, into the Redemption Amount.

          (B) Notice of any redemption of the Class C Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Class C Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Class C Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Class C Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Class C Preferred Stock, not more than sixty days prior to the date fixed for such redemption.

          (C) Upon any notice of redemption being sent to the holders of Class C Preferred Stock, notwithstanding that any certificates for such share shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Class C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

          (D) No fractional shares of common stock shall be issued upon redemption of any Class C Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon redemption of any Class C Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

          (E) In the case of any certificates of Class C Preferred Stock which is redeemed in part only, upon such redemption the Corporation shall execute and deliver, at the expense of the Corporation, a new certificate or certificates of Class C Preferred Stock in an amount equal to those shares of the Class C Preferred Stock which has not been redeemed by the Corporation.

     Section 5. Reacquired Shares. Any shares of the Class C Preferred Stock redeemed, converted or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.



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



     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of common stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class C Preferred Stock unless, prior thereto, the holder of Class C Preferred Stock shall have received $1.50 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders to stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class C Preferred Stock, except distributions made ratably on the Class C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 7. Conversion.

          (A) Conversions. Subsequent to July 1, 2005 and subject to and upon compliance with the provisions of this Section, at the option of any holder of Class C Preferred Stock, such holder may convert his, her or its Class C Preferred Stock and cumulative but unpaid dividends, at any time into that number of duly paid and nonassessable whole shares of common stock obtained as follows:

               (i) to the stated value of $1.50 per share shall be added the amount of cumulative but unpaid dividend and that total dollar amount shall be multiplied by a factor of 11.1112. The resulting figure, rounded to the next highest whole number shall be the number of whole shares of the Corporation's common stock which shall be issued upon conversion.

               (ii)  Notwithstanding  anything  to  the  contrary  contained  in
          Section 8(A) above, no holder may exercise a conversion right unless and until the Corporation shall have a sufficient number of authorized but unissued shares of its common stock to accomplish that conversion.

               (iii) Upon conversion of any shares of Class C Preferred Stock that portion so converted shall result in satisfaction and redemption of such Class C Preferred Stock so converted.

          (B) Manner of Exercising Conversion Privilege.

               (i) In order to exercise the conversion privilege, the holder of any shares of Class C Preferred Stock to be converted shall surrender the certificates representing such Class C Preferred Stock at the principal office of the Corporation, accompanied by written notice to the Corporation, that the holder elects to convert such Class C Preferred Stock or, if less than the entire amount of shares represented by such certificate, the portion thereof to be converted. Such notice shall also state the name or names in which the certificate or certificates for shares of common stock issuable on such conversion are to be issued. Otherwise they shall be issuable in



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



          the same name as the registration of such Class C Preferred Stock, be accompanied by instruments of transfer, in form satisfactory to the Corporation and to any person authorized by the Corporation to deliver common stock on conversion of Class C Preferred Stock (herein referred to as the "conversion agent"), duly executed by the holder or the duly authorized attorney of such holder. Except as otherwise provided in this Section, no payment or adjustment shall be made on account of any dividends on the common stock issued upon conversion.

               (ii) The Class C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of acceptance of such Class C Preferred Stock for conversion in accordance with the foregoing provisions and at such time the rights of the holders of the converted portion shall cease and the persons entitled to receive the common stock issuable upon conversion shall be treated for all purposes as the record holders of such common stock at such times; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be considered as the record holder or holders thereof for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open; and the Class C Preferred Stock surrendered shall not be deemed to have been converted, in whole or in part, as the case may be, until the date such stock transfer book are open for the purpose of determining whether any dividends are payable thereon, and on such conversion date, the Corporation shall issue and shall deliver at said office or agency a certificate or certificates for the number of full shares of common stock issuable upon conversion.

               (iii) In the case of any certificates of Class C Preferred Stock which is converted in part only, upon such conversion the Corporation shall execute and deliver to or upon the written order of the holder thereof, at the expense of the Corporation, a new certificate or certificates of Class C Preferred Stock in an amount equal to the unconverted portion of such certificates of the Class C Preferred Stock.

          (C) Fractional Shares. No fractional shares of common stock shall be issued upon conversion of any Class C Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon conversion of any Class C Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

     Section 8. Market Price; Merger or Consolidation.

          (A) For the purpose of any computation under Section 4, the "market price" per share of common stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if no so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the common stock, selected from time to time by the Corporation for this purpose.




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



          (B) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Class C Preferred Stock written evidence stating that the holder of all outstanding shares of Class C Preferred Stock shall have the right thereafter to convert such shares of Class C Preferred Stock into the kind and amount of shares of stock and other securities and property which are receivable or which, but for the failure to distribute to the holders of common stock all or substantially all of the consideration receivable upon such sale or transfer of assets, would be receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which such shares of Class C Preferred Stock might have been converted immediately prior to such sale or transfer. Such written evidence shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8(B) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (C) For purposes of  redemption  of the Class C Preferred  Stock under
     Section 4 or conversion of the Class C Preferred Stock under Section 7, the provisions of Section 2(A) shall not be applicable and the Corporation shall have the right to modify, in any manner, without the approval of the holders of the Class C Preferred Stock, such of the powers, preferences, qualifications, limitations and restrictions as well as the number of authorized shares of the Class C Preferred Stock, as may be appropriate to accomplish the said merger and/or consolidation. The provisions of this
     Section 8(C) shall similarly apply to successive consolidation, mergers, sales or transfers.



     Section 9. Notice of Certain Corporate Action.

          (A) In the event that any of the following shall occur, the holders of all Class C Preferred Stock shall have the right to receive notice as provided in this Section 9.

               (i) the Corporation shall declare a dividend (or any other distribution) on its common stock payable otherwise than in cash;

               (ii) the Corporation shall authorize the granting to the holders of its common stock, the right to subscribe for or purchase any shares of capital stock of any class or of any rights;

               (iii) any capital reorganization or any reclassification of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or




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



               (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

          (B) In the event notice must be given, the Corporation shall cause the same to be delivered to the holders of all Class C Preferred Stock a least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of common stock of record to be entitled to such dividend, distribution or rights is to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 10. Corporation to Provide Stock. From and after the time when the Corporation is able to increase its authorized common stock by an amendment to its Certificate of Incorporation which is expected to be on or before the first date the Class C Preferred Stock may be converted, the Corporation shall reserve and keep available, free from pre-emptive rights, (out of its authorized but unissued common stock or out of common stock held in its treasury) for the purpose of effecting the conversion of the Class C Preferred Stock, the full number of shares of common stock then issuable upon the conversion of all outstanding Class C Preferred Stock.

     Section 11. Taxes on Redemption or Conversion. The Corporation shall pay any and all transfer tax stamp taxes or similar taxes that may be payable in respect of the issue or delivery of shares of common stock on redemption or conversion of Class C Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that of the holders of Class C Preferred Stock to be redeemed or converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance had paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         IN WITNESS WHEREOF, said Defense Technology Systems, Inc. has caused this Certificate of Designation, Preferences and Rights of Class C Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereof on February 28, 2005.

Attest:                          DEFENSE TECHNOLOGY SYSTEMS, INC.


 /s/ Philip Rauch                By:  /s/ Daniel McPhee
-----------------------         ---------------------------------------------
PHILIP RAUCH, Secretary          DANIEL McPHEE, President



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